EXHIBIT 99.1

II-VI Incorporated Reports Fiscal 2017 Third Quarter Earnings; Established Record Bookings and Revenue; Sees Strength in All Segments

  Bookings and Revenues both increased 19% year over year
  EPS increased over 46% year over year
  Solid order coverage for Q4FY17 across all three segments

PITTSBURGH, May 02, 2017 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its third fiscal quarter ended March 31, 2017.

Dr. Vincent D. Mattera, Jr., President and Chief Executive Officer of II-VI said, "Against an industry-wide backdrop of concern about a slow-down in the optical communications market, our third fiscal quarter unfolded largely as expected, and was in line with the high-end range of our guidance. We maintained a great sense of urgency in the service of our customers, and delivered 18% organic sales growth (19% total growth) and 200 basis point improvement in gross margin.  Each of our businesses contributed, including those that collectively serve the communications market in which we recorded all-time high revenues and backlog during the quarter. I believe that our diversified product and technology portfolio along with the capital allocation strategy we have employed over the past several years and a world class global team drove our solid performance. I also believe that we can sustain our overall performance during our fourth fiscal quarter given the strong backlog and record order coverage across all three segments, as we continue to work to position the Company to deliver outstanding value to our customers and shareholders."

The Company’s revenue reflects the benefits of its investments in R&D over the last several years. While the Company continues to invest in research and development in all businesses, the single largest concentrated investments in research and development was in the II-VI Laser Solutions segment. This concentrated investment will serve to capture a meaningful market share in end markets with expected growth in the billions of dollars over the next several years. R&D investments in this segment were $8.5M and $25.7M, for the three and nine months ended March 31, 2017, respectively. These investments impacted diluted earnings per share by $0.10 and $0.30, for the three and nine months ended March 31, 2017, respectively.

Table 1
$ Millions, except per share amounts, basis points and %
(Unaudited)

	Three Months Ended					Nine Months Ended
				Increase (Decrease)
	Mar 31,	Dec 31,	Mar 31,			Mar 31,	Mar 31,
	2017	2016	2016	Sequential	YOY	2017	2016	Increase

Bookings (1)	$280.8	$274.3	$235.5	2%	19%	$799.4	$630.4	27%

Revenues	$245.0	$231.8	$205.1	6%	19%	$698.3	$585.8	19%

Net earnings	$22.4	$23.9	$14.9	(6%)	50%	$62.6	$51.1	23%

Diluted earnings per share	$0.35	$0.37	$0.24	(5%)	46%	$0.97	$0.81	20%

Other Selected Financial Metrics
Gross margin	39.9%	40.7%	37.9%	(80 bps)	200 bps	40.0%	37.6%	240 bps
Operating margin	11.8%	11.7%	9.5%	10 bps	230 bps	11.4%	10.7%	70 bps
EBITDA margin (2)	18.8%	20.8%	16.0%	(200 bps)	280 bps	19.2%	18.0%	120 bps
Return on sales	9.2%	10.3%	7.3%	(110 bps)	190 bps	9.0%	8.7%	30 bps

(1) Bookings are orders the Company expects to convert to revenues within the next twelve months.
(2) EBITDA margin is defined as earnings before interest, income taxes, depreciation and amortization divided by total revenues.

Outlook

The outlook for the fourth fiscal quarter ending June 30, 2017 is revenue of $245 million to $252 million and diluted earnings per share of $0.33 to $0.37. Our EPS guidance for the fourth quarter includes an increase of about $0.05 diluted earnings per share for additional depreciation expense related to our increase in capital expenditures. These amounts are calculated using prevailing exchange rates. The results for the quarter ended June 30, 2016 were revenues of $241.5 million and diluted earnings per share of $0.23 which included acquisition transaction expenses and other one-time transactions. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Information

Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.

Table 2
Segment Bookings, Revenues, Operating Income and Margins
$ Millions, except %
(Unaudited)	Three Months Ended			Nine Months Ended

	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2017	2016	2016	2017	2016
Bookings:
II-VI Laser Solutions	106.0	85.0	81.8	271.6	217.3
II-VI Photonics	109.5	136.1	103.0	350.2	265.7
II-VI Performance Products	65.3	53.2	50.7	177.6	147.4
Total bookings	$280.8	$274.3	$235.5	$799.4	$630.4

Revenues:
II-VI Laser Solutions	$83.6	$81.5	$73.8	$244.4	$215.6
II-VI Photonics	109.1	100.9	80.6	305.8	226.8
II-VI Performance Products	52.3	49.4	50.7	148.1	143.4
Total revenues	$245.0	$231.8	$205.1	$698.3	$585.8

Operating Income:
II-VI Laser Solutions	$8.3	$7.6	$5.4	$22.6	$28.8
II-VI Photonics	15.9	15.9	9.6	45.7	23.3
II-VI Performance Products	4.8	3.6	4.4	11.5	10.8
Total operating income	$29.0	$27.1	$19.4	$79.8	$62.9

Operating Margin:
II-VI Laser Solutions	9.9%	9.3%	7.3%	9.2%	13.4%
II-VI Photonics	14.6%	15.8%	11.9%	14.9%	10.3%
II-VI Performance Products	9.2%	7.3%	8.7%	7.8%	7.5%
Total operating margin	11.8%	11.7%	9.5%	11.4%	10.7%

Table 3 is a reconciliation of Operating Income reported in this press release to reported Net Earnings.

Table 3
$ Millions
(Unaudited)	Three Months Ended			Nine Months Ended

	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2017	2016	2016	2017	2016

Operating income	$29.0	$27.1	$19.4	$79.8	$62.9
Interest expense	1.9	1.4	0.8	4.5	2.0
Other expense (income), net	(2.1)	(6.1)	1.3	(9.6)	(0.8)
Income taxes	6.8	7.9	2.4	22.3	10.6
Net Earnings	$22.4	$23.9	$14.9	$62.6	$51.1

Table 4 is a reconciliation of Operating Income reported in this press release to reported EBITDA.

Table 4
$ Millions
(Unaudited)	Three Months Ended			Nine Months Ended

	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2017	2016	2016	2017	2016

Operating income	$29.0	$27.1	$19.4	$79.8	$62.9
Depreciation and amortization	14.9	14.9	14.7	44.7	41.8
Other income (expense), net	2.1	6.1	(1.3)	9.6	0.8
EBITDA (3)	$46.0	$48.1	$32.8	$134.1	$105.5

Table 5 is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

Table 5
$ Millions
(Unaudited)	Three Months Ended			Nine Months Ended

	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2017	2016	2016	2017	2016
EBITDA	$46.0	48.1	32.8	134.1	105.5
EBITDA margin (2)	18.8%	20.8%	16.0%	19.2%	18.0%
Interest expense	1.9	1.4	0.8	4.5	2.0
Depreciation and amortization	14.9	14.9	14.7	44.7	41.8
Income taxes	6.8	7.9	2.4	22.3	10.6
Net Earnings	$22.4	$23.9	$14.9	$62.6	$51.1

(3) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.

Table 6 is a table of other selected financial information.

Table 6
$ Millions, except share information
(Unaudited)	Three Months Ended			Nine Months Ended

	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2017	2016	2016	2017	2016

Share-based compensation expense	$4.5	$3.9	$2.5	$12.5	$10.1
Cash paid for shares repurchased through the Company’s share repurchase program	$-	$-	$-	$-	$6.3
Shares repurchased through the Company’s share repurchase program	-	-	-	-	380,538

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, May 2, 2017 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's website at www.ii-vi.com as well as at http://tinyurl.com/k77xte2. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance.  EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components and devices, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service, and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues
Net sales:
Domestic	$80,940	$74,216	$74,884
International	164,047	157,606	130,221
Total Revenues	244,987	231,822	205,105

Costs, Expenses & Other Expense (Income)
Cost of goods sold	147,277	137,559	127,436
Internal research and development	25,380	23,632	14,946
Selling, general and administrative	43,291	43,495	43,333
Interest expense	1,936	1,365	769
Other expense (income), net	(2,164)	(6,045)	1,257
Total Costs, Expenses, & Other Expense (Income)	215,720	200,006	187,741

Earnings Before Income Taxes	29,267	31,816	17,364

Income Taxes	6,837	7,913	2,426

Net Earnings	$22,430	$23,903	$14,938

Diluted Earnings Per Share	$0.35	$0.37	$0.24

Basic Earnings Per Share	$0.36	$0.38	$0.24

Average Shares Outstanding - Diluted	65,010	64,407	63,053
Average Shares Outstanding - Basic	62,807	62,390	61,369

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Nine Months Ended
	March 31,	March 31,
	2017	2016
Revenues
Net sales:
Domestic	$224,474	$219,812
International	473,855	365,934
Total Revenues	698,329	585,746

Costs, Expenses & Other Expense (Income)
Cost of goods sold	418,754	365,544
Internal research and development	70,844	40,252
Selling, general and administrative	128,865	117,051
Interest expense	4,547	2,015
Other expense (income), net	(9,611)	(794)
Total Costs, Expenses, & Other Expense (Income)	613,399	524,068

Earnings Before Income Taxes	84,930	61,678

Income Taxes	22,303	10,535

Net Earnings	$62,627	$51,143

Diluted Earnings Per Share	$0.97	$0.81

Basic Earnings Per Share	$1.00	$0.83

Average Shares Outstanding - Diluted	64,333	62,818
Average Shares Outstanding - Basic	62,403	61,252

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	March 31,	June 30,
	2017	2016
Assets
Current Assets
Cash and cash equivalents	$247,581	$218,445
Accounts receivable	173,564	164,817
Inventories	191,802	175,133
Prepaid and refundable income taxes	5,389	6,535
Prepaid and other current assets	20,485	18,033
Total Current Assets	638,821	582,963
Property, plant & equipment, net	335,752	242,857
Goodwill	232,513	233,755
Other intangible assets, net	114,840	124,590
Investment	12,007	11,354
Deferred income taxes	5,940	7,848
Other assets	7,775	8,614
Total Assets	$1,347,648	$1,211,981

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$20,000	$20,000
Accounts payable	66,909	53,796
Accruals and other current liabilities	79,133	97,446
Total Current Liabilities	166,042	171,242
Long-term debt	258,101	215,307
Capital lease obligation	23,689	-
Deferred income taxes	12,990	11,103
Other liabilities	33,930	31,991
Total Liabilities	494,752	429,643
Total Shareholders’ Equity	852,896	782,338
Total Liabilities and Shareholders’ Equity	$1,347,648	$1,211,981

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Nine Months Ended
	March 31,
	2017	2016
Cash Flows from Operating Activities
Net cash provided by operating activities	$78,372	$81,236

Cash Flows from Investing Activities
Additions to property, plant & equipment	(99,135)	(32,743)
Purchases of businesses	(580)	(118,657)
Other investing activities	1,707	92
Net cash used in investing activities	(98,008)	(151,308)

Cash Flows from Financing Activities
Proceeds from borrowings	64,000	125,200
Payments on borrowings	(20,000)	(38,500)
Proceeds from exercises of stock options	14,625	7,444
Payments in satisfaction of employees' minimum tax obligations	(3,407)	(1,983)
Debt issuance costs	(1,384)	-
Purchases of treasury stock	-	(6,284)
Other financing activities	-	96
Net cash provided by financing activities	53,834	85,973

Effect of exchange rate changes on cash and cash equivalents	(5,062)	(2,162)

Net increase in cash and cash equivalents	29,136	13,739

Cash and Cash Equivalents at Beginning of Period	218,445	173,634
Cash and Cash Equivalents at End of Period	$247,581	$187,373

CONTACT:
II-VI Incorporated
Mary Jane Raymond, Chief Financial Officer
(724) 352-4455